Exhibit 99.1

FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP. APPOINTS
B. BRADFORD MARTZ AS CHIEF FINANCIAL OFFICER

St. Petersburg, FL - September 5, 2012: United Insurance Holdings Corp. (OTC: UIHC) (United or the Company), a property and casualty insurance holding company, announced today the appointment of B. Bradford Martz, CPA, as its Chief Financial Officer, effective October 1, 2012. Mr. Martz will be responsible for United's financial planning, reporting and internal control functions, and general corporate finance activities.

Mr. Martz, 41, brings to United an extensive background in the insurance and financial services industry and has served as a key member on several executive management teams. During a career in finance that has spanned 20 years, he has held the titles of Chief Financial Officer, Chief Accounting Officer, Controller, and Director of Finance and Corporate Planning. Most recently, Mr. Martz served as Senior Vice President and CFO of Bankers Financial Corporation (Bankers), a St. Petersburg, FL based insurance holding company.

John Forney, Chief Executive Officer of United stated, “I am enthusiastic to have Brad join the Company, as his extensive experience in our industry and strong financial acumen makes him the ideal choice as our Company's new CFO. I am confident that he will be a valuable asset during this stage of United's development and integral to our focus on enhancing shareholder value. I would also like to thank John Rohloff, who filled in as our Interim Chief Financial Officer and remains a valued member of our financial team as SEC Reporting Manager.”

Background on Mr. B. Bradford Martz

From 2004 to present, Mr. Martz served as Chief Accounting Officer and then Chief Financial Officer for Bankers, where his responsibilities included leading all aspects of accounting and finance with a team of over 40 professionals in five locations. He also oversaw the specific financial matters at the insurance company, including risk management, reinsurance program design, and managing financial communications with A.M. Best and other rating agencies and regulators. He also was instrumental in directing the firm's merger and acquisition functions, having completed several strategic purchases and divestitures as well as the development of integration plans and strategic partnerships.

Prior to his tenure with Bankers, Mr. Martz served as managing partner at a regional accounting firm, Lake, Martz & Company, P.A. (2002 -2004) in Tampa, FL., and as Chief Financial Officer at Bonded Builders Service Corp. in Boca Raton, FL (1996-2001). Prior to that, he served as Controller at Regency Homes, Inc., and as a Senior Financial Analyst at Unisys Corporation.

Mr. Martz holds a B.S. in finance and real estate from the University of Colorado and an M.B.A. in accounting from Northeastern University. He is Certified Public Accountant and is licensed in the state of Florida. He is a member of the American Institute of Certified Public Accountants (AICPA), as well as the Florida Institute of Certified Public Accountants (FICPA).

Mr. Martz stated, "I am extremely honored to be joining United's management team. The Company has a proven record of success and a high level of commitment to its agents, policyholders, and employees. I look forward to working with John and the management team as the Company continues to grow.”

About United Insurance Holdings Corp.

Founded in 1999, United Property and Casualty Insurance Company, a subsidiary of United Insurance Holdings Corp., writes and services property and casualty insurance in Florida, South Carolina, Massachusetts and Rhode Island. From its headquarters in St. Petersburg, United's team of dedicated employees manages a completely integrated insurance company, including sales, underwriting, customer service and claims. The Company distributes its homeowners, dwelling fire and flood products through many agency groups and conducts business through four wholly-owned subsidiaries. Homeowners insurance constitutes the majority of United's premiums and policies.

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CONTACT:	OR	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group
John Rohloff		Adam Prior
SEC Reporting Manager		Vice President
(727) 895-7737 / jrohloff@upcic.com		(212) 836-9606 / aprior@equityny.com

Terry Downs
Account Executive
(212) 836-9615 / tdowns@equityny.com